Exhibit 99.1

Descrypto Holdings’ OpenStable Platform Celebrates Epicenter’s Win in the Travers Stakes

August 29, 2022 09:52 ET | Source: Descrypto Holdings, Inc.

West Palm Beach, FL, Aug. 29, 2022 (GLOBE NEWSWIRE) — OpenLocker Inc. a subsidiary of Descrypto Holdings, Inc., (“Descrypto” or the “Company” OTC: DSRO) is excited to celebrate the Travers Stakes win by Epicenter, who was runner up in this year’s Kentucky Derby and Preakness Stakes. This was an amazing accomplishment of winning the Grade I Travers Stakes and cementing the lead as the top 3-year-old colt in the country on his way to competing in the Breeder’s Cup Classic. We are offering an opportunity to share the ride.

The company launched its OpenStable fan-friendly Web3 and blockchain technology platform in April leading up to the Triple Crown racing season to engage existing and the next generation of thoroughbred racing fans. Ownership of an NFT allows entry into an exclusive community with access to a portal for exclusive content, autographed collectibles, memorabilia and experiences so fans can follow a horse over the course of its career.

OpenLocker connects the digital and the physical worlds by offering real world utility and delivering a physical card of ownership to fans who purchase a digital collectible on its platform. The limited-edition platinum cards are wallet-sized, metal collectible cards that are hand-signed and feature the digital art on one side and QR code on the back which directs to the digital viewer. Platinum cards featuring Epicenter are signed by one of Epicenter’s connections: Ron Winchell, owner, Steve Asmussen, trainer or Joel Rosario, jockey.

OpenLocker randomly selected one Epicenter NFT owner, Randy McLeod from Pittsfield, MA, to be an invited guest in the paddock before the Travers Stakes. McLeod was also delighted to be allowed to join Epicenter’s connections in the Winner’s Circle afterwards. He said, “I had the time of my life, literally. I want to thank OpenLocker for making this an unbelievable day.”

Howard Gostfrand, CEO of Descrypto stated, “I had the incredible opportunity to be in Saratoga to witness Epicenter win the historic Travers Stakes. To be able to deliver our Epicenter NFT holders with a victory of this magnitude elevates the connectivity and engagement for this sport that was the inspiration for OpenStable from the start.” said Howard Gostfrand, CEO of Descrypto.

“It is so important that the industry supports innovative ideas that help grow, develop and engage a new generation of racing consumers,’’ said Epicenter owner, Ron Winchell of Winchell Thoroughbreds LLC. He continued “The platform brings that once in a lifetime experience to the fan who can’t invest in a horse but wants a real connection to the sport.”

For more information about OpenStable and the utility and rewards offered to NFT owners, visit openstable.io.

About Descrypto Holdings, Inc.

Descrypto is a holding company focused on blockchain technology and digital assets, including the world of non-fungible tokens (NFTs) and the metaverse. We are focused on the Sports and Entertainment NFT and blockchain infrastructure markets, providing investors an opportunity to invest directly into this emerging industry. Through its subsidiary, OpenLocker, Descrypto is connecting fans and athletes with innovative digital collectibles and through OpenStable, which is part of the OpenLocker ecosystem, Descrypto is providing the first thoroughbred racing digital collectibles to a growing next generation of fans. Descrypto is focused on delivering shareholder value by acquiring and developing high-quality companies and key personnel while increasing the value and adoption of blockchain technologies worldwide.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

For more information visit: www.descrypto.io.
Investor Contact
Howard Gostfrand, CEO
305-351-9195
hgostfrand@descrypto.io